CARMAX REPORTS THIRD QUARTER SALES AND
                     --------------------------------------
               ANNOUNCES FISCAL YEAR 2005 SUPERSTORE OPENING PLANS
               ---------------------------------------------------


Richmond, Va., December 4, 2003 - CarMax, Inc. (NYSE: KMX) today reported record third quarter sales for the quarter ended November 30, 2003.

        o   Comparable store used unit sales rose 2% for the quarter.

        o   Total third quarter used unit sales grew 13%.

        o Total sales increased 14% to $1.07 billion from $936.8 million in the same period last year.

        o The company continues to expect third quarter earnings per share in the range of 16 cents to 18 cents, with the mid-point of the range being the most likely outcome.

        o The company announced plans to open approximately 10 used car superstores in the next fiscal year, expanding its superstore base by approximately 20%.

Sales Commentary
----------------

"We are pleased that the quarter's used unit comp sales growth came in at the upper end of our revised expectations," said Austin Ligon, president and chief executive officer. "We believe there were two main factors that contributed to the pickup in our comparable store sales rate during the second half of the quarter. First, we reduced our margin targets on selected cars at mid-quarter to improve our price position. Second, we saw wholesale prices decline at a faster pace in October and November, consistent with our expectations. Our newly opened stores continue to perform somewhat above our expectations.

"The third quarter, which encompasses the new car model-year changeover period, is always our most volatile and challenging quarter," Ligon said. "In our October 15 release, we noted two probable contributors to the sales slowdown we had seen to that point:

        o Flatter than normal wholesale prices through mid-October, which meant that some of our used car prices were likely less competitive with new car closeout models than usual.


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CarMax, Inc.
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        o   A possible return to a more normalized fall seasonality after two exceptionally good fall seasons in fiscal 2002 and 2003, which were driven by sharper-than-normal wholesale pricing declines during the preceding summers.

"Based on our internal wholesale pricing data through the end of November, we continue to hold these views," said Ligon. "At this point, it appears that wholesale pricing this year is following a pattern similar to that we observed during fiscal 1999, 2000 and 2001. As a result, we expect wholesale prices to bottom out in December as they typically have, and we would expect a relatively normal fourth quarter used car market environment."

Third Quarter Earnings Expectations
-----------------------------------

"We expect third quarter earnings per share in the range of 16 to 18 cents, most likely at the midpoint of the range," said Ligon. "This expectation is consistent with the guidance we gave in October." In last year's third quarter, CarMax reported net earnings per share of 14 cents, including 4 cents of costs associated with the separation from Circuit City.

"We plan to issue sales and earnings guidance for the fourth quarter and current fiscal year when we release third quarter earnings on December 17," said Ligon.

Store Openings
--------------

CarMax opened 2 superstores during the third quarter, entering the Memphis market with a standard superstore and adding a satellite superstore in Glencoe in the Chicago market. The company has opened 6 superstores thus far in fiscal 2004. In the fourth quarter, CarMax plans to open 2 superstores, entering the Louisville market with a standard superstore and adding a satellite superstore in Las Vegas. In addition, during the fourth quarter, the company expects to co-locate its two remaining stand-alone new car franchises next to a new satellite used car superstore in Los Angeles.

Fiscal 2005 Store Opening Plan
------------------------------

During the fiscal year ending February 28, 2005, the company plans to expand its used car superstore base by approximately 20%, opening approximately 10 used car superstores. Planned entries into new mid-sized markets include
Indianapolis, Ind.; Columbia, S.C.; Austin, Tex.; and Albuquerque, N.M. Satellite superstore additions are planned for Winston-Salem, N.C.; Fayetteville, N.C.; Miami, Fla.; and Richmond, Va. CarMax also plans to add a standard superstore and a satellite superstore in the Los Angeles market on sites that were land-banked when the company suspended growth in 1999.




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
Retail Vehicle Sales Change
---------------------------
                                               Three Months Ended                  Nine Months Ended
                                                  November 30                         November 30
                                        ---------------------------------    -------------------------------
                                             2003             2002                2003            2002
                                             ----             ----                ----            ----
Comparable store vehicle sales:
-------------------------------
    Used vehicle units...........             2%               8 %                 6 %            11 %
    New vehicle units............             2%             (16)%                (2)%            (5)%
    Total units..................             2%               5 %                 5 %             9 %

    Used vehicle dollars.........             4%               8 %                 7 %            11 %
    New vehicle dollars..........             5%             (17)%                 0 %            (4)%
    Total dollars................             4%               3 %                 6 %             9 %

Total vehicle sales:
--------------------
    Used vehicle units...........            13%              17 %                18 %            17 %
    New vehicle units............             1%             (20)%                (3)%           (10)%
    Total units..................            12%              12 %                16 %            14 %

    Used vehicle dollars.........            16%              17 %                19 %            18 %
    New vehicle dollars..........             4%             (21)%                (1)%           (10)%
    Total dollars................            14%               9 %                16 %            13 %



Percent Retail Vehicle Sales
----------------------------
                                               Three Months Ended                  Nine Months Ended
                                                   November 30                        November 30
                                         --------------------------------    -------------------------------
                                               2003            2002               2003            2002
                                               ----            ----               ----            ----
Vehicle units:
    Used vehicles.................              91%             90%                91%              89%
    New vehicles..................               9              10                  9               11
                                         --------------- ----------------    --------------- ---------------
Total.............................             100%            100%               100%             100%
                                         --------------- ----------------    --------------- ---------------


Vehicle dollars:
    Used vehicles.................              87%             85%                87%              85%
    New vehicles..................              13              15                 13               15
                                         --------------- ----------------    --------------- ---------------
Total.............................             100%            100%               100%             100%
                                         --------------- ----------------    --------------- ---------------



Retail Unit Sales
-----------------
                                               Three Months Ended                  Nine Months Ended
                                                   November 30                        November 30
                                         --------------------------------    -------------------------------
                                               2003            2002                2003            2002
                                               ----            ----                ----            ----
Used vehicles.....................            51,361          45,274             169,556         143,461
New vehicles......................             5,079           5,051              16,804          17,276
                                         --------------- ----------------    --------------- ---------------
Total.............................            56,440          50,325             186,360         160,737
                                         --------------- ----------------    --------------- ---------------


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CarMax, Inc.
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Average Retail Selling Price
----------------------------

                                               Three Months Ended                  Nine Months Ended
                                                   November 30                        November 30
                                         --------------------------------    -------------------------------
                                              2003            2002                2003            2002
                                              ----            ----                ----            ----
Used vehicles.....................           $15,393         $15,176             $15,382         $15,354
New vehicles......................           $23,968         $23,241             $23,566         $23,216
Weighted average..................           $16,165         $15,985             $16,120         $16,199

Earnings Release and Conference Call Information
------------------------------------------------
CarMax will release third quarter earnings on Wednesday, December 17, 2003, before the market opens. The company will host a conference call for investors at 10:00 a.m. Eastern time on that date. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 4314399). International investors should dial 1-706-679-7457 (conference I.D.: 4314399). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 2:00 p.m. Eastern time on December 17 and will run through midnight, December 24, 2003. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.:
4314399) and international investors at 1-706-645-9291 (conference I.D.:
4314399). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

About CarMax
------------
CarMax is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 46 used car superstores in 22 markets. CarMax also operates 14 new car franchises, 12 of which are integrated or co-located with its used car superstores. During the twelve month period ended November 30, 2003, the company sold 216,230 used cars, which is 91 percent of the total 238,118 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------
The company cautions readers that the statements contained herein regarding the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

                                      # # #

Contacts:   Dandy Barrett, Director of Investor Relations, (804) 935-4591
            Celeste Gunter, Manager, Investor Relations, (804) 935-4597